Exhibit 23.11

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 400

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

WRITER’S DIRECT DIAL NUMBER	WRITER’S E-MAIL

                We consent to both the inclusion of our opinion dated October 19, 2007 and to the use of our firm’s name in Post-effective Amendment No. 1 to Bradford Bancorp, Inc.’s Registration Statement (No. 333-143696) on Form S-1.

Washington, D.C.	/s/ Luse Gorman Pomerenk & Schick, P.C.
October 23, 2007